As filed with the Securities and Exchange Commission on December 10, 2015

Registration No. 333-196700

Registration No. 333-173729

Registration No. 333-167134

Registration No. 333-167133

Registration No. 333-151694

Registration No. 333-135719

Registration No. 333-126008

Registration No. 333-116831

Registration No. 333-84822

Registration No. 333-34384

Registration No. 333-58619

Registration No. 33-86980

Registration No. 33-72812

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-196700

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-173729

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-167134

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-167133

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-151694

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-135719

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-126008

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-116831

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-84822

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-34384

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-58619

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-86980

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-72812

BOOKS-A-MILLION, INC.

(Exact name of registrant as specified in its charter)

Delaware	63-0798460
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

402 Industrial Lane

Birmingham, Alabama 35211

(Address of Principal Executive Offices)

BOOKS-A-MILLION, INC. 2005 INCENTIVE AWARD PLAN

BOOKS-A-MILLION, INC. 401(K) PROFIT SHARING PLAN

BOOKS-A-MILLION, INC. EXECUTIVE INCENTIVE PLAN

BOOKS-A-MILLION, INC. STOCK OPTION PLAN, AS AMENDED AND RESTATED AS OF MARCH 18, 1998

BOOKS-A-MILLION, INC. EMPLOYEE STOCK PURCHASE PLAN

BOOKS-A-MILLION, INC. STOCK OPTION PLAN

(Full Title of the Plans)

Terrance G. Finley

Chief Executive Officer and President

Books-A-Million, Inc.

402 Industrial Lane

Birmingham, Alabama 35211

(205) 942-3737

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

Books-A-Million, Inc. (the “Registrant”), is filing this Post-Effective Amendment to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to deregister any and all securities that remain unsold under such Registration Statements.

(1)	Registration Statement No. 333-196700, filed with the Securities and Exchange Commission (the Commission”) on June 12, 2014, registering the offer and sale of 1,500,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Shares”), issuable pursuant to the Books-A-Million, Inc. 2005 Incentive Award Plan, as amended from time to time (the “2005 Plan”);

(2)	Registration Statement No. 333-173729, filed with the Commission on April 26, 2011, registering the offer and sale of 100,000 Common Shares issuable pursuant to the Books-A-Million, Inc. 401(K) Profit Sharing Plan (the “401(K) Plan”);

(3)	Registration Statement No. 333-167134, filed with the Commission on May 27, 2010, registering the offer and sale of 800,000 Common Shares issuable pursuant to the 2005 Plan;

(4)	Registration Statement No. 333-167133, filed with the Commission on May 27, 2010, registering the offer and sale of 200,000 Common Shares issuable pursuant to the Books-A-Million, Inc. 1999 Amended and Restated Employee Stock Purchase Plan (the “1999 Plan”);

(5)	Registration Statement No. 333-151694, filed with the Commission on June 16, 2008, registering the offer and sale of 600,000 Common Shares issuable pursuant to the 2005 Plan;

(6)	Registration Statement No. 333-135719, filed with the Commission on July 12, 2006, registering the offer and sale of 300,000 Common Shares issuable pursuant to the 2005 Plan;

(7)	Registration Statement No. 333-126008, filed with the Commission on June 21, 2005, registering the offer and sale of 300,000 Common Shares issuable pursuant to the 2005 Plan;

(8)	Registration Statement No. 333-116831, filed with the Commission on June 24, 2004, registering the offer and sale of 300,000 Common Shares issuable pursuant to (i) the Books-A-Million, Inc. Executive Incentive Plan and (ii) the 1999 Plan;

(9)	Registration Statement No. 333-84822, filed with the Commission on March 22, 2002, registering the offer and sale of 500,000 Common Shares issuable pursuant to the Books-A-Million, Inc. Stock Option Plan as Amended and Restated as of March 18, 1998 (the “Amended Stock Option Plan”);

(10)	Registration Statement No. 333-34384, filed with the Commission on April 7, 2000, registering the offer and sale of 300,000 Common Shares issuable pursuant to (i) the Books-A-Million, Inc. Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and (ii) the 401(K) Plan;

(11)	Registration Statement No. 333-58619, filed with the Commission on July 7, 1998, registering the offer and sale of 1,500,000 Common Shares issuable pursuant to the Amended Stock Option Plan;

(12)	Registration Statement No. 33-86980, filed with the Commission on December 1, 1994, registering the offer and sale of 1,000,000 Common Shares issuable pursuant to the Amended Stock Option Plan; and

(13)	Registration Statement No. 33-72812, filed with the Commission on December 10, 1993, registering the offer and sale of 450,000 Common Shares issuable pursuant to (i) the Stock Option Plan and (ii) Employee Stock Purchase Plan.

On December 10, 2015, Books-A-Million, Inc., a Delaware corporation (the “Company”), completed the previously announced merger (the “Merger”) of Family Merger Sub, Inc., a Delaware corporation (“Sub”), with and into the Company, whereby the Company became a wholly owned subsidiary of Family Acquisition Holdings, Inc., a Delaware corporation (“Parent”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of July 13, 2015, by and among the Company, Parent and Sub. As a result of the Merger, the Registrant became a wholly owned subsidiary of Parent, and the Registrant terminated all offers and sales of its securities registered pursuant to the Registration Statements.

In accordance with an undertaking made by the Company in Part II of each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama on the 10th day of December 2015.

BOOKS-A-MILLION, INC.

By:	/s/ R. Todd Noden
R. Todd Noden
Executive Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.